QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(c)(2)

Presentation to the Special Committee of the Board of Directors of Westminster Capital, Inc.

April 9, 2002

HOULIHAN LOKEY HOWARD & ZUKIN
1930 Century Park West
Los Angeles, California 90067
(310) 553-8871    •    http://www.hlhz.com
Los Angeles    •    New York    •    Chicago    •    San Francisco
Washington, D.C.    •    Minneapolis    •    Dallas    •    Atlanta    •    Toronto

Table of Contents

Section
Westminster Capital Valuation Overview	A
One Source Industries, LLC	B
Matrix Visual Solutions	C
Westland	D
Physician Advantage	E
Exhibits
Houlihan Lokey Acquisition of Minority Interest Study	1

i

Westminster Capital Valuation Overview

Westminster Capital

Westminster Capital Valuation Overview

Engagement Overview

        Westminster Capital, Inc. ("Company" hereinafter) is considering tendering for those shares of the Company's stock which are held by the public ("Public Shareholders") as well as approximately 20 percent of the outstanding shares which are held by a shareholder who has the ability to elect a member to the Company's Board of Directors and is related to two members of the Company's Board of Directors (the "Related Shareholder" and together with the Public Shareholders, the "Shareholders"). Furthermore, we have been assured by the Company that the Company has no plans nor any intention to (i) pursue a short or long form merger subsequent to the tender offer; or (ii) to liquidate the Company. Such transaction and other related transactions disclosed to Houlihan Lokey are referred to herein as the "Transaction." It is our understanding that the Company has formed a Special Committee of the Board of Directors (the "Committee") to consider certain matters relating to the Transaction.

        The Committee has requested that Houlihan Lokey render an opinion as to the fairness, from a financial point of view, to the Shareholders of the Company of the consideration to be received by them in connection with the Transaction.

        The valuation analysis below provides support for what we believe would be a fair range of value for the tender offer.

Valuation Date

        March 8, 2002

Due Diligence Summary

        In connection with this analysis, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  •
  reviewed the Company's annual reports to shareholders and on Form 10-K for the four fiscal years ended December 31, 2001, which the Company's management has identified as being the most current financial statements available;

  •
  reviewed One Source Industries, LLC's audited financial statements for the three fiscal years ended December 31, 2000, unaudited financial statements for the fiscal year ending December 31, 2001 and interim financial statements for the one month period ended January 31, 2001 and 2002, which One Source Industries, LLC's management has identified as being the most current financial statements available;

  •
  reviewed Matrix Visual Solutions' audited financial statements for the three fiscal years ended September 30, 1999, December 31, 2000 and December 31, 2001 and interim financial statements for the one month period ended January 31, 2001 and 2002, which Matrix Visual Solutions' management has identified as being the most current financial statements available;

  •
  reviewed Westland Associates Inc.'s unaudited financial statements for the four fiscal years ended December 31, 2001 and interim financial statements for the one month period ended January 31, 2001 and 2002, which Westland Associates Inc.'s management has identified as being the most current financial statements available;

  •
  reviewed Physician Advantage, LLC's unaudited financial statements for the four fiscal years ended December 31, 1998 through December 31, 2001 and interim financial statements for the one month period ended January 31, 2001 and 2002, which Physician Advantage, LLC's management has identified as being the most current financial statements available;

  •
  met with certain members of the senior management of the Company and of each of the holding companies, including One Source Industries, LLC, Matrix Visual Solutions, Westland Associates Inc., and Physician Advantage, LLC (the "Holding Companies"), to discuss the operations, financial condition, future prospects and projected operations and performance of the Company and the Holding Companies;

  •
  visited certain facilities and business offices of the Company, One Source Industries, LLC and Matrix Visual Solutions;

  •
  reviewed forecasts and projections prepared by the Company's and Holding Companies' management with respect to the Holding Companies for the fiscal year ended December 31, 2002;

  •
  reviewed the historical market prices and trading volume for the Company's publicly traded securities;

  •
  reviewed certain other publicly available financial data for certain companies that we deem comparable to the Holding Companies, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

  •
  conducted such other studies, analyses and inquiries as we have deemed appropriate.

Stock Trading Analysis

Westminster Capital, Inc.
Exchange	ASE
Equity Analyst Coverage(1)	None
Total Diluted Shares Outstanding (MM)	8.12
Stock Price as of 4/8/02	$1.89

Market Value of Equity (MM)	$15.4
Public Float (MM)	2.7
% of Total Shares Outstanding	32.62%
Institutional Holdings (MM)	0.026
% of Total Shares Outstanding	0.32%
% of Total Public Float	1.00%
# of Institutional Holders	3
Average Weekly Trading Volume (MM)	0.008
% of Total Shares Outstanding	0.10%
% of Total Public Float	0.31%

(1)
Current Analyst Coverage.

Source: Bloomberg

Valuation Summary—Going Concern Analysis

	Equity Value Conclusion		Ownership	Equity Value to Westminster
	(figures in millions, except for per share values)
One Source Industries LLC	$8.700	$10.400	80%	$6.960	$8.320
Matrix Visual Solutions	$0.900	$1.600	68%	$0.612	$1.088
Westland	$0.000	$0.000	100%	$0.000	$0.000
Physician Advantage	$0.000	$0.000	70%	$0.000	$0.000
Investment Services	$8.736	$11.353	100%	$8.736	$11.353

Total Operating Company Valuation	$18.336	$23.353		$16.308	$20.761

Less: Interest-Bearing Debt(1)				$0.000	$0.000
Total Equity Value				$16.308	$20.761

Per Share Equity Value(2)				$2.01	$2.56

Add: Control Premium for Going Private @ 25%				$0.502	$0.639

Per Share Equity Value on a Controlling Interest Basis(2)				$2.51	$3.19

(1)
All debt is associated with Matrix and capitalized leases at One Source, which is already accounted for in the individual valuations.

(2)
Based on 8.125 million shares outstanding.

Value of Investment Services

		Earnings
Cash(1)	$23.586
Less: Working Capital Requirements(2)	$2.290

Net Income(3)	$21.297	$2.343
Note Receivable Secured by Real Estate(4)		$0.360
Accounts Receivable to Parent(5)	$0.450	$0.005
Investments in Limited Partnerships(6)	$2.046	$0.225
Loan Receivable(7)	$0.288	$0.019

		$2.952
Operating Expenses(8)		$1.500

EBIT		$1.452
Value of Investment Services before Liabilities(9)		$14.515
Less: Liabilities
Contingent Liabilities		$2.000
One Source Earnout payments		$1.020
Accrued Expenses and Other Liabilities		$1.149
Deferred and Current Income Taxes		$1.610

Indicated Value of Investment Services		$8.736

(1)
Excludes cash at the individual business levels, which are accounted for in their individual valuations.

(2)
Additional working capital requirements for Matrix based on comparable company analysis:

Working Capital Analysis

	One Source	Matrix	Total
Actual working capital	$1.397	($0.921)
Estimated required working capital based on comparable companies' median % of revenue		$1.369

Additional cash necessary from Westminster	NMF	$2.290	$2.290

(3)
Net income assumed to be 11% of net cash.
	Return	Weighting	WCI Cost of Capital/Equity	Selected Return on Equity	Concluded Return on Cash (a)
Equity(b)	11%	55%
Debt(c)	8%	35%
Cash	3%	10%
Average	9.2%		13.0%	15.0%	11.1%
(a) Based on weighted average of 2/3 at 9.2% and 1/3 at 15%.
(b) Average equity returns based on 40 year data for S&P Composite Index, Dow Jones 30 Industrials and Dow Jones 15 Utilities.
(c) Average returns on debt based on 40 year data for Moody's (Baa and Aaa) bonds and the S&P Municipal Bond Yield Index.
(4)
$4 million note with 9% interest rate.

(5)
$450K receivable associated with Touch Control sale, in escrow earning 1%, per management.

(6)
We have assumed an 11% yield.

(7)
Per management, 7% yield on $276K loan receivable.

(8)
Per management.

(9)
Perpetuity calculation using WCI's 13% cost of capital and 3% as growth rate.

Cash(1)	$23.586
Less: Working Capital Requirements(2)	$2.290

Net Cash(3)	$21.297
Note Receivable Secured by Real Estate(4)	$4.590
Accounts Receivable to Parent(5)	$0.450
Investments in Limited Partnerships(6)	$2.046
Loan Receivable(7)	$0.288

Total Assets	$28.671
Operating Expenses(8)	$11.538

Total Assets, less Operating Expenses	$17.132
Less: Liabilities
Contingent Liabilities	$2.000
One Source Earnout payments	$1.020
Accrued Expenses and Other Liabilities	$1.149
Deferred and Current Income Taxes	$1.610

Total Liabilities	$5.779
Indicated Value of Investment Services	$11.353

(1)
Excludes cash at the individual business levels, which are accounted for in their individual valuations.

(2)
Additional working capital requirements for Matrix based on comparable company analysis:

Working Capital Analysis

	One Source	Matrix	Total
Actual working capital	$1.397	($0.921)
Estimated required working capital based on comparable companies' median % of revenue		$1.369

Additional cash necessary from Westminster	NMF	$2.290	$2.290

(4)
Includes a $4 million note and $850K in cash, less a $260K commission.

(5)
$450K receivable in escrow associated with Touch Control sale, per management.

(6)
Hedge funds as recorded on balance sheet.

(7)
Per management, bridge loan to small technology company.

(8)
Operating expenses of $1.5 million, per management, valued into perpetuity using a capitalization rate of 13%.

One Source Industries, LLC Valuation Summary

One Source Industries, LLC

Market Multiple Methodology

Valuation Summary

	Low		High
	(figures in millions, except per share values)
Enterprise Equity Value Indication from Operations
Market Approach
Market Multiple Methodology(1)	$8.600	—	$11.100
Comparable Transaction Methodology	NMF	—	NMF
Income Approach
Discounted Cash Flow Methodology—Gordon Growth Approach	$8.700		$9.700

Enterprise Equity Value Range on a Minority Interest Basis (rounded)	$8.700	—	$10.400

Concluded Equity Value (rounded)			$9.600

Market Multiple Methodology

Market Multiple Methodology

	Representative Level	Selected Multiple Range	Indicated Enterprise Value Range
	(figures in millions)
LTM
Revenues	$15.862	0.45 x - 0.55 x	$7.140 - $8.720
EBITDA	$1.570	4.5 x - 5.5 x	$7.060 - $8.630
EBIT	$1.100	6.5 x - 7.5 x	$7.150 - $8.250
NFY (2002)
Revenues	$25.000	0.30 x - 0.40 x	$7.500 - $10.000
EBITDA	$2.860	3.0 x - 4.0 x	$8.580 - $11.440
EBIT	$2.584	4.0 x - 5.0 x	$10.340 - $12.920
Median			$7.325 - $9.360
Mean			$7.962 - $9.993
Selected Enterprise Value Range, on a Minority Interest Basis (round)			$7.500 - $10.000
Less: Total Interest-Bearing Debt			0.657 - 0.657
Add: Cash			1.736 - 1.736

Aggregate Value of Minority Interest, as if Marketable			$8.600 - $11.100

Representative Levels

	Fiscal Year Ended December 31,
				LTM Ended 1/31/02	NFY(2) 12/31/02	Original 2002 Projection
	1999	2000	2001
	(figures in millions)
Reported Revenue	$11.801	$14.029	$15.763	$15.862	$25.000	$20.300

Less: Cost of Goods Sold	7.629	9.101	10.221	10.273	NA	13.136

Gross Profit	$4.172	$4.927	$5.542	$5.589	NA	$7.164
Less: Selling, General & Administrative	2.777	3.810	4.208	4.564	NA	5.018
Less: Other Operating Expenses	0.000	0.000	0.000	0.000	0.000	0.000
Add: Depreciation and Amortization	0.291	0.424	0.486	0.469	0.276	0.448
Add: Adjustments(1)	0.000	0.000	0.025	0.075	0.060	0.000

Adjusted EBITDA	$1.686	$1.542	$1.845	$1.570	$2.860	$2.594

% Margin	14.3%	11.0%	11.7%	9.9%	11.4%	12.8%
Less: Depreciation and Amortization	0.291	0.424	0.486	0.469	0.276	0.448

Adjusted EBIT	$1.396	$1.118	$1.359	$1.100	$2.584	$2.146

Less: Interest Expense	0.012	0.035	0.028	0.027	0.052	0.058

Adjusted Pre-tax Income	$1.384	$1.083	$1.331	$1.073	$2.532	$2.089
Less: Taxes @ 40.0%	0.554	0.433	0.532	0.429	1.013	0.835

Adjusted Net Income	$0.830	$0.650	$0.799	$0.644	$1.519	$1.253

Add: Depreciation and Amortization	0.291	0.424	0.486	0.469	0.276	0.448

Adjusted Cash Flow	$1.121	$1.074	$1.285	$1.113	$1.795	$1.701

Net Book Value (tangible)	$1.658	$1.936	$2.649	$2.119	NA	NA

Total Assets(3)	$7.253	$8.073	$8.466	$8.348	NA	NA

Footnotes:

(1)
Adjustments:

Operating One-Time Charge (patent acquisition)	$0.000	$0.000	$0.000	$0.050	$0.000	$0.000
Operating One-Time Charge (Transaction costs—PDF)	0.000	0.000	0.025	0.025	0.000	0.000
Operating One-Time Charge (Start up costs—PDF)	0.000	0.000	0.000	0.000	0.060	0.000

Total Adjustments	$0.000	$0.000	$0.025	$0.075	$0.060	$0.000

(2)
Revised projections, per management.

(3)
Net of Cash & Cash Equivalents.

Comparable Public Company Debt-Free Multiples

		EV / EBITDA
	EV	FYE	LTM	NFY	NFY + 1
	(figures in millions)
DISC GRAPHICS INC(1)	$23.395	6.6x	6.6x	NA	NA
GIBRALTAR PACKAGING GROUP(2)	$27.945	3.8x	4.2x	NA	NA
IVEX PACKAGING CORP(3)	$832.527	7.8x	8.3x	7.6x	7.3x
OUTLOOK GROUP CORP(4)	$13.681	2.3x	4.0x	NA	NA
PACTIV CORP(5)	$4,407.744	7.7x	7.6x	7.5x	7.0x
SMURFIT-STONE CONTAINER CORP(6)	$9,097.353	8.2x	8.2x	10.1x	6.2x
Low		2.3x	4.0x	7.5x	6.2x
High		8.2x	8.3x	10.1x	7.3x
Median		7.2x	7.1x	7.6x	7.0x
Mean		6.1x	6.5x	8.4x	6.8x
		EV / EBIT
	EV	FYE	LTM	NFY	NFY + 1
	(figures in millions)
DISC GRAPHICS INC(1)	$23.395	29.0x	29.0x	NA	NA
GIBRALTAR PACKAGING GROUP(2)	$27.945	5.4x	6.3x	NA	NA
IVEX PACKAGING CORP(3)	$832.527	12.8x	13.5x	11.7x	10.7x
OUTLOOK GROUP CORP(4)	$13.681	6.5x	NMF	NA	NA
PACTIV CORP(5)	$4,407.744	11.4x	11.1x	10.6x	9.8x
SMURFIT-STONE CONTAINER CORP(6)	$9,097.353	14.6x	14.6x	17.2x	8.4x
Low		5.4x	6.3x	10.6x	8.4x
High		29.0x	29.0x	17.2x	10.7x
Median		12.1x	13.5x	11.7x	9.8x
Mean		13.3x	14.9x	13.2x	9.6x
		EV / Revenue
	EV	FYE	LTM	NFY	NFY + 1
	(figures in millions)
DISC GRAPHICS INC(1)	$23.395	0.44x	0.44x	NA	NA
GIBRALTAR PACKAGING GROUP(2)	27.945	0.44x	0.45x	NA	NA
IVEX PACKAGING CORP(3)	832.527	1.17x	1.27x	1.30x	1.24x
OUTLOOK GROUP CORP(4)	13.681	0.19x	0.21x	NA	NA
PACTIV CORP(5)	4,407.744	1.41x	1.49x	1.51x	1.46x
SMURFIT-STONE CONTAINER CORP(6)	9,097.353	1.09x	1.09x	1.11x	1.01x
Low		0.19x	0.21x	1.11x	1.01x
High		1.41x	1.49x	1.51x	1.46x
Median		0.77x	0.77x	1.30x	1.24x
Mean		0.79x	0.83x	1.31x	1.24x

		EV / Total Assets (net of cash)
	EV	FYE	LTM	NFY	NFY + 1
	(figures in millions)
DISC GRAPHICS INC(1)	$23.395	0.75x	0.75x	NA	NA
GIBRALTAR PACKAGING GROUP(2)	$27.945	0.77x	0.81x	NA	NA
IVEX PACKAGING CORP(3)	$832.527	1.42x	1.46x	NMF	NMF
OUTLOOK GROUP CORP(4)	$13.681	0.32x	0.35x	NA	NA
PACTIV CORP(5)	$4,407.744	1.02x	1.09x	NMF	NMF
SMURFIT-STONE CONTAINER CORP(6)	$9,097.353	0.86x	0.86x	0.84x	0.84x
Low		0.32x	0.35x	0.84x	0.84x
High		1.42x	1.46x	0.84x	0.84x
Median		0.81x	0.83x	0.84x	0.84x
Mean		0.86x	0.89x	0.84x	0.84x

Footnotes:

(1)
No projections available.

(2)
No projections available.

(3)
Projected financial figures are based on a Deutsche Banc Alex Brown report dated January 29, 2002.

(4)
No projections available.

(5)
Projected financial figures are based on a SalomonSmithBarney report dated November 9, 2001.

(6)
Projected financial figures are based on a SalomonSmithBarney report dated March 7, 2002.

Risk Analysis Rankings

Size (Revenue, millions)
SMURFIT-STONE CONTAINER CORP	$8,377.0
PACTIV CORP	$2,956.0
IVEX PACKAGING CORP	$658.0
OUTLOOK GROUP CORP	$64.1
GIBRALTAR PACKAGING GROUP	$62.0
DISC GRAPHICS INC	$52.7
One Source Industries, LLC	$15.9
Historical Growth (2-Year EBITDA)
GIBRALTAR PACKAGING GROUP	28.3%
SMURFIT-STONE CONTAINER CORP	12.6%
PACTIV CORP	7.5%
One Source Industries, LLC	4.6%
IVEX PACKAGING CORP	(2.1)%
OUTLOOK GROUP CORP	(2.9)%
DISC GRAPHICS INC	(30.9)%
Profitability (EBITDA to Revenue)
PACTIV CORP	19.6%
IVEX PACKAGING CORP	15.3%
SMURFIT-STONE CONTAINER CORP	13.3%
GIBRALTAR PACKAGING GROUP	10.7%
One Source Industries, LLC	9.9%
DISC GRAPHICS INC	6.7%
OUTLOOK GROUP CORP	5.3%
Size (Enterprise Value, millions)
SMURFIT-STONE CONTAINER CORP	$9,097.4
PACTIV CORP	$4,407.7
IVEX PACKAGING CORP	$832.5
GIBRALTAR PACKAGING GROUP	$27.9
DISC GRAPHICS INC	$23.4
OUTLOOK GROUP CORP	$13.7
Historical Growth (1-Year EBITDA)
DISC GRAPHICS INC	140.4%
One Source Industries, LLC	19.7%
PACTIV CORP	14.5%
GIBRALTAR PACKAGING GROUP	5.5%
IVEX PACKAGING CORP	(2.7)%
OUTLOOK GROUP CORP	(19.6)%
SMURFIT-STONE CONTAINER CORP	(22.1)%

Relative Depreciation (Depreciation to EBITDA)
OUTLOOK GROUP CORP	105.8%
DISC GRAPHICS INC	77.2%
SMURFIT-STONE CONTAINER CORP	44.0%
IVEX PACKAGING CORP	38.6%
GIBRALTAR PACKAGING GROUP	33.3%
PACTIV CORP	31.3%
One Source Industries, LLC	29.9%
Historical Growth (2-Year Revenue)
One Source Industries, LLC	15.6%
SMURFIT-STONE CONTAINER CORP	6.2%
IVEX PACKAGING CORP	5.8%
PACTIV CORP	2.9%
OUTLOOK GROUP CORP	1.6%
GIBRALTAR PACKAGING GROUP	(8.5)%
DISC GRAPHICS INC	(12.0)%
Projected Growth(1) (1-Year EBITDA)
DISC GRAPHICS INC	NA
GIBRALTAR PACKAGING GROUP	NA
OUTLOOK GROUP CORP	NA
One Source Industries, LLC	55.0%
SMURFIT-STONE CONTAINER CORP	62.3%
PACTIV CORP	6.3%
IVEX PACKAGING CORP	4.9%
Internal Investment (Capital Expenditures to Revenue)
One Source Industries, LLC	NA
OUTLOOK GROUP CORP	4.5%
PACTIV CORP	4.4%
IVEX PACKAGING CORP	4.1%
SMURFIT-STONE CONTAINER CORP	2.3%
GIBRALTAR PACKAGING GROUP	1.4%
DISC GRAPHICS INC	0.8%
Historical Growth (1-Year Revenue)
One Source Industries, LLC	12.4%
IVEX PACKAGING CORP	5.2%
PACTIV CORP	0.7%
OUTLOOK GROUP CORP	(2.9)%
SMURFIT-STONE CONTAINER CORP	(4.8)%
GIBRALTAR PACKAGING GROUP	(5.1)%
DISC GRAPHICS INC	(19.4)%

Projected Growth (5-Year EPS)
DISC GRAPHICS INC	NA
GIBRALTAR PACKAGING GROUP	NA
OUTLOOK GROUP CORP	NA
One Source Industries, LLC	NA
IVEX PACKAGING CORP	32.5%
SMURFIT-STONE CONTAINER CORP	(5.0)%
PACTIV CORP	(26.6)%
Liquidity (Current Ratio)
OUTLOOK GROUP CORP	3.0
DISC GRAPHICS INC	2.3
IVEX PACKAGING CORP	1.8
One Source Industries, LLC	1.7
PACTIV CORP	1.4
GIBRALTAR PACKAGING GROUP	1.4
SMURFIT-STONE CONTAINER CORP	1.2
Projected Growth(1) (1-Year Revenue)
DISC GRAPHICS INC	NA
GIBRALTAR PACKAGING GROUP	NA
OUTLOOK GROUP CORP	NA
One Source Industries, LLC	58.6%
IVEX PACKAGING CORP	5.2%
SMURFIT-STONE CONTAINER CORP	10.2%
PACTIV CORP	3.5%
Profitability (EBIT to Revenue)
PACTIV CORP	13.5%
IVEX PACKAGING CORP	9.4%
SMURFIT-STONE CONTAINER CORP	7.4%
GIBRALTAR PACKAGING GROUP	7.2%
One Source Industries, LLC	6.9%
DISC GRAPHICS INC	1.5%
OUTLOOK GROUP CORP	(0.3)%
Leverage (Debt to EV)
GIBRALTAR PACKAGING GROUP	74.7%
DISC GRAPHICS INC	65.1%
SMURFIT-STONE CONTAINER CORP	54.6%
IVEX PACKAGING CORP	43.4%
PACTIV CORP	28.0%
OUTLOOK GROUP CORP	0.0%

(1) Growth from 2001 to 2002.

Discounted Cash Flow Methodology

Discounted Cash Flow Methodology

Discounted Cash Flow Valuation—Gordon Growth Approach

Projected Fiscal Year(1) Ending December 31,
2002
(figures in millions)
EBIT	$2.883
Less: Taxes	1.153

Debt-Free Earnings	$1.730
Less: Capital Expenditures(3)	(0.300)
Less: Working Capital Requirements(4)	(0.549)
Add: Depreciation and Amortization	0.300

Total Net Investment	$(0.549)

Net Debt-Free Cash Flows:	$1.181
Discount Period	0.46
Discount Factor @ 19.0%	0.92

Present Value of Net Debt-Free Cash Flows:	$1.090

(1)
Projections provided by management. 2002 represents the 11 month ending December 31, 2002.

(2)
Terminal year assumes depreciation and amortization equal capital expenditures.

(3)
Management expects to spend $450K on new equipment to increase capacity for new products such as Theft Buster. $150K has already been capitalized and we have assumed the remaining $300K will effect 2002. December 2001 includes $45K for a new vehicle.

(4)
Per management projections.

Sensitivity Analysis: Enterprise Value

	Gordon Growth Rate
Discount Rate
	2.0%	2.5%	3.0%	3.5%	4.0%
18.0%	$8.073	$8.334	$8.612	$8.908	$9.227
18.5%	$7.847	$8.092	$8.353	$8.631	$8.929
19.0%	$7.633	$7.865	$8.110	$8.372	$8.651
19.5%	$7.432	$7.651	$7.882	$8.129	$8.391
20.0%	$7.242	$7.449	$7.668	$7.900	$8.147
Range of Selected Enterprise Values		$7.651	—	$8.631
Less: Total Interest-Bearing Debt		$0.657		$0.657
Add: Cash		$1.736		$1.736

Value of Total Equity (round)		$8.700		$9.700

DCF Assumptions

Discount Rate	19.0%
Tax Rate	40.0%

Gordon Growth Assumptions

Terminal Cash Flow (3.0% Growth Rate)	$1.216
Gordon Growth Rate	3.0%
Terminal Value	$7.602
Discount Period	0.46
Discount Factor @ 19.0%	0.92

PV of Terminal Value	$7.020

Distribution of Value

Period Cash Flow	13.4%
Terminal Cash Flow	86.6%

Total	100.0%

Matrix Visual Solutions Valuation Summary

Matrix Visual Solutions

Matrix Visual Solutions

Valuation Summary

Enterprise Equity Value Indication from Operations

	Low		High
	(figures in millions, except per share values)
Market Approach
Market Multiple Methodology	$0.900	—	$1.600
Comparable Transaction Methodology	NMF	—	NMF
Income Approach
Discounted Cash Flow Methodology	NMF	—	NMF
Equity Value Range on a Minority Interest Basis (rounded)	$0.900	—	$1.600
Concluded Equity Value			$1.250

Market Multiple Methodology

Market Multiple Methodology

Market Multiple Methodology

	Representative Level	Selected Multiple Range	Indicated Enterprise Value Range
(figures in millions)
LTM
Revenues	$7.218	0.40 x - 0.50 x	$2.890 - $3.610
NFY (2002)
Revenues	$7.000	0.40 x - 0.50 x	$2.800 - $3.500
Mean			$2.845 - $3.555
Selected Enterprise Value Range, on a Minority Interest Basis			$2.845 - $3.555

Less: Total Interest-Bearing Debt			$2.040 - 2.040
Add: Cash			$0.113 - 0.113
Aggregate Value of Minority Interest, as if Marketable			$0.900 - $1.600

Representative Levels

			FYE
				LTM Ended 1/31/02	NFY Ended 12/31/2002(4)	Original 2002 Projection(4)
	1999(1)	2000	2001
	(figures in millions)
Reported Revenue	$6.360	$10.055	$7.597	$7.218	$7.000	$8.112

Less: Cost of Goods Sold	2.945	5.791	5.164	4.858	NA	4.763

Gross Profit	$3.416	$4.264	$2.433	$2.360	NA	$3.349
Less: Selling, General & Administrative	1.530	2.159	3.790	3.795	NA	3.517
Less: Other Operating Expenses	0.000	1.760	0.000	0.000	0.000	0.000
Add: Depreciation and Amortization	0.415	0.961	1.266	1.613	1.405	1.559
Add: Adjustments(2)	0.000	0.000	0.000	0.000	0.000	0.000

Adjusted EBITDA	$2.301	$1.306	($0.090)	$0.179	$0.100	$1.392

Less: Depreciation and Amortization	0.415	0.961	1.266	1.613	1.405	1.559

Adjusted EBIT	$1.886	$0.345	($1.357)	($1.435)	($1.305)	($0.168)

Less: Interest Expense	0.018	0.196	0.219	0.203	0.112	0.118

Adjusted Pre-tax Income	$1.867	$0.150	($1.576)	($1.637)	($1.417)	($0.286)
Less: Taxes @ 40.0%	0.747	0.060	(0.630)	(0.655)	(0.567)	(0.114)

Adjusted Net Income	$1.120	$0.090	($0.945)	($0.982)	($0.850)	($0.171)

Add: Depreciation and Amortization	0.415	0.961	1.266	1.613	1.405	1.559

Adjusted Cash Flow	$1.536	$1.051	$0.321	$0.631	$0.555	$1.388

Net Book Value (tangible)	$2.286	$2.389	$1.643	$1.547	$1.604	$1.372

Total Assets(3)	$4.137	$7.207	$4.448	$4.351	$4.719	$3.639

Footnotes:

(1)
Fiscal year ended September 30, 1999.

(2)
Adjustments:

Operating One-Time Charges/(Gains)	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000
Non-Operating Recurring Expenses/(Income)	0.000	0.000	0.000	0.000	0.000	0.000
Other Adjustments	0.000	0.000	0.000	0.000	0.000	0.000

Total Adjustments	$0.000	$0.000	$0.000	$0.000	$0.000	$0.000

(3)
Net of Cash & Cash Equivalents.

(4)
Includes Las Vegas office. Revised projections, per management.

Comparable Public Company Debt-Free Multiples

		EV / EBITDA
	EV	FYE	LTM	NFY
	(figures in millions)
AUDIO VISUAL SERVICES CORP(1)	$363.678	9.6x	9.6x	NA
CLARK (DICK) PROD INC(2)	$64.063	1.4x	1.4x	NA
MCSI INC(3)	$365.348	7.0x	6.0x	5.1x
VARI-LITE INTERNATIONAL INC(4)	$33.599	3.3x	4.1x	NA
Low		1.4x	1.4x	5.1x
High		9.6x	9.6x	5.1x
Median		5.2x	5.0x	5.1x
Mean		5.4x	5.3x	5.1x
		EV / Revenue
	EV	FYE	LTM	NFY
	(figures in millions)
AUDIO VISUAL SERVICES CORP(1)	$363.678	0.92x	0.92x	NA
CLARK (DICK) PROD INC(2)	64.063	0.91x	1.04x	NA
MCSI INC(3)	365.348	0.41x	0.39x	0.34x
VARI-LITE INTERNATIONAL INC(4)	33.599	0.46x	0.48x	NA
Low		0.41x	0.39x	0.34x
High		0.92x	1.04x	0.34x
Median		0.68x	0.70x	0.34x
Mean		0.67x	0.71x	0.34x
		EV / EBIT
	EV	FYE	LTM	NFY
	(figures in millions)
AUDIO VISUAL SERVICES CORP(1)	$363.678	NMF	NMF	NA
CLARK (DICK) PROD INC(2)	$64.063	14.4x	13.8x	NA
MCSI INC(3)	$365.348	8.8x	7.6x	5.8x
VARI-LITE INTERNATIONAL INC(4)	$33.599	NMF	NMF	NA
Low		8.8x	7.6x	5.8x
High		14.4x	13.8x	5.8x
Median		11.6x	10.7x	5.8x
Mean		11.6x	10.7x	5.8x

		EV / Total Assets (net of cash)
	EV	FYE	LTM	NFY
	(figures in millions)
AUDIO VISUAL SERVICES CORP(1)	$363.678	0.96x	0.96x	NA
CLARK (DICK) PROD INC(2)	$64.063	3.01x	3.01x	NA
MCSI INC(3)	$365.348	0.78x	0.76x	NMF
VARI-LITE INTERNATIONAL INC(4)	$33.599	0.44x	0.45x	NA
Low		0.44x	0.45x	NA
High		3.01x	3.01x	NA
Median		0.87x	0.86x	NA
Mean		1.30x	1.30x	NA

Footnotes:

(1)
No projections available.

(2)
No projections available.

(3)
Projected financial figures are based on a FBR report dated October 26, 2001.

(4)
No projections available.

Risk Analysis Rankings

Size (Revenue, millions)
MCSI INC	$936.8
AUDIO VISUAL SERVICES CORP	$396.2
VARI-LITE INTERNATIONAL INC	$69.5
CLARK (DICK) PROD INC	$61.4
Matrix Visual Solutions	$7.2
Historical Growth (2-Year EBITDA)
Matrix Visual Solutions	NA
MCSI INC	79.3%
CLARK (DICK) PROD INC	-1.2%
AUDIO VISUAL SERVICES CORP	-14.5%
VARI-LITE INTERNATIONAL INC	-21.0%
Profitability (EBITDA to Revenue)
CLARK (DICK) PROD INC	74.4%
VARI-LITE INTERNATIONAL INC	11.8%
AUDIO VISUAL SERVICES CORP	9.5%
MCSI INC	6.5%
Matrix Visual Solutions	2.5%
Size (Enterprise Value, millions)
MCSI INC	$365.3
AUDIO VISUAL SERVICES CORP	$363.7
CLARK (DICK) PROD INC	$64.1
VARI-LITE INTERNATIONAL INC	$33.6
Historical Growth (1-Year EBITDA)
MCSI INC	52.0%
CLARK (DICK) PROD INC	-26.6%
AUDIO VISUAL SERVICES CORP	-33.1%
VARI-LITE INTERNATIONAL INC	-46.6%
Matrix Visual Solutions	-106.9%
Relative Depreciation (Depreciation to EBITDA)
Matrix Visual Solutions	902.7%
VARI-LITE INTERNATIONAL INC	128.2%
AUDIO VISUAL SERVICES CORP	112.9%
CLARK (DICK) PROD INC	89.8%
MCSI INC	21.5%

Historical Growth (2-Year Revenue)
Matrix Visual Solutions	NA
MCSI INC	69.0%
AUDIO VISUAL SERVICES CORP	1.2%
CLARK (DICK) PROD INC	-1.1%
VARI-LITE INTERNATIONAL INC	-10.7%
Projected Growth(1) (1-Year EBITDA)
AUDIO VISUAL SERVICES CORP	NA
CLARK (DICK) PROD INC	NA
VARI-LITE INTERNATIONAL INC	NA
Matrix Visual Solutions	NA
MCSI INC	17.2%
Internal Investment(1) (Capital Expenditures to Revenue)
VARI-LITE INTERNATIONAL INC	10.5%
AUDIO VISUAL SERVICES CORP	9.3%
MCSI INC	1.3%
CLARK (DICK) PROD INC	0.4%
Matrix Visual Solutions	0.0%
Historical Growth (1-Year Revenue)
MCSI INC	30.4%
AUDIO VISUAL SERVICES CORP	-5.8%
VARI-LITE INTERNATIONAL INC	-22.0%
CLARK (DICK) PROD INC	-23.3%
Matrix Visual Solutions	-24.4%
Projected Growth (5-Year EPS)
AUDIO VISUAL SERVICES CORP	NA
CLARK (DICK) PROD INC	NA
VARI-LITE INTERNATIONAL INC	NA
Matrix Visual Solutions	NA
MCSI INC	46.9%
Liquidity (Current Risks)
CLARK (DICK) PROD INC	10.4
MCSI INC	2.7
VARI-LITE INTERNATIONAL INC	2.1
Matrix Visual Solutions	0.5
AUDIO VISUAL SERVICES CORP	0.1

Projected Growth(1) (1-Year Revenue)
AUDIO VISUAL SERVICES CORP	NA
CLARK (DICK) PROD INC	NA
VARI-LITE INTERNATIONAL INC	NA
Matrix Visual Solutions	-7.9%
MCSI INC	13.5%
Profitability (EBIT to Revenue)
CLARK (DICK) PROD INC	7.6%
MCSI INC	5.1%
AUDIO VISUAL SERVICES CORP	-1.2%
VARI-LITE INTERNATIONAL INC	-3.3%
Matrix Visual Solutions	-19.9%
Leverage (Debt to EV)
AUDIO VISUAL SERVICES CORP	104.2%
VARI-LITE INTERNATIONAL INC	67.6%
MCSI INC	46.9%
CLARK (DICK) PROD INC	0.0%

(1)
Growth from 2001 to 2002.

Westland Valuation Summary

Westland

Westland Valuation Summary

Valuation Summary

        Enterprise Equity Value Indication from Operations

	Low		High
	(figures in millions, except per share values)
>Market Approach
Market Multiple Methodology	$0.000	-	$0.000
Income Approach
Discounted Cash Flow Methodology — Gordon Growth Approach	$0.000	-	$0.000
Concluded Equity Value on a Minority Interest Basis (rounded)	$0.000	-	$0.000

Liquidation Approach	$0.000		$0.000

Market Multiple Methodology

Market Multiple Methodology

LTM	Representative Level	Selected Multiple Range	Indicated Enterprise Value Range
(figures in millions)
Net Revenues	$0.917	0.4 x - 0.5 x	$0.370 - $0.460
EBITDA	$(0.037)	3.0 x - 4.0 x	$(0.110) - $(0.150)
EBIT	$(0.075)	5.5 x - 6.5 x	$(0.410) - $(0.490)
Median			$(0.110) - $(0.150)
Mean			$(0.050) - $(0.060)
Selected Enterprise Value Range, on a Minority Interest Basis			$(0.050) - $(0.060)

Less: Total Interest-Bearing Debt			0.788 - 0.788
Add: Cash			0.057 - 0.057

Aggregate Value of Minority Interest, as if Marketable			$(0.781) - $(0.791)

Representative Levels

		Fiscal Year Ended December 31,
	3-Year Average				LTM Ended 1/31/01	NFY 2002
		1999	2000	2001
	(figures in millions)
Reported Gross Revenue	$14.486	$14.235	$15.987	$13.236	$12.565	$16.371
Less: Cost of Sales		13.327	14.976	12.293	11.647	15.035

Net Revenues		$0.907	$1.010	$0.943	$0.917	$1.336

Less: Selling, General & Administrative		1.351	1.074	0.988	0.992	1.384
Less: Other Operating Expenses		0.000	0.000	0.000	0.000	0.050
Add: Depreciation and Amortization		0.046	0.048	0.039	0.038	0.050
Add: Adjustments (1)		0.000	0.000	0.000	0.000	0.000

Adjusted EBITDA	$(0.140)	$(0.397)	$(0.016)	$(0.006)	$(0.037)	$(0.048)

Less: Depreciation and Amortization		0.046	0.048	0.039	0.038	0.050

Adjusted EBIT	$(0.184)	$(0.443)	$(0.064)	$(0.045)	$(0.075)	$(0.098)

Less: Interest Expense		0.027	0.015	0.012	0.012	0.016

Adjusted Pre-tax Income		$(0.470)	$(0.079)	$(0.057)	$(0.087)	$(0.114)
Less: Taxes @ 40.0%		(0.188)	(0.032)	(0.023)	(0.035)	(0.046)

Adjusted Net Income	$(0.121)	$(0.282)	$(0.047)	$(0.034)	$(0.052)	$(0.068)

Add: Depreciation and Amortization		0.046	0.048	0.039	0.038	0.050

Adjusted Cash Flow	$(0.077)	$(0.236)	$0.001	$0.005	$(0.014)	$(0.018)

Net Book Value (tangible)	$(0.585)	$(0.527)	$(0.594)	$(0.635)	$(0.666)	NA

Total Assets(2)	$0.629	$0.719	$0.654	$0.515	$0.536	NA

Footnotes:

(1)
Adjustments:

Operating One-Time Charges/(Gains)	$0.000	$0.000	$0.000	$0.000	$0.000
Non-Operating Recurring Expenses/(Income)	0.000	0.000	0.000	0.000	0.000
Other Adjustments	0.000	0.000	0.000	0.000	0.000

Total Adjustments	$0.000	$0.000	$0.000	$0.000	$0.000

(2)
Net of Cash & Cash Equivalents.

Comparable Public Company Debt-Free Multiples

	EV / EBITDA
	EV	3-YR Avg.	FYE	LTM	NFY
	(figures in millions)
EN POINTE TECHNOLOGIES INC(1)	$20.343	NMF	NMF	NMF	2.1x
ONVIA.COM INC(2)	$(52.974)	1.1x*	0.5x*	1.1x*	1.2x*
REYNOLDS & REYNOLDS -CL A(3)	$2,507.104	12.3x	11.3x	11.4x	NA
DRIVERSSHIELD.COM CORP(4)	$15.624	NMF	NMF	NMF	NA
Low		12.3x	11.3x	11.4x	2.1x
High		12.3x	11.3x	11.4x	2.1x
Median		12.3x	11.3x	11.4x	2.1x
Mean		12.3x	11.3x	11.4x	2.1x
	EV / EBIT
	EV	3-YR Avg.	FYE	LTM	NFY
	(figures in millions)
EN POINTE TECHNOLOGIES INC(1)	$20.343	NMF	NMF	NMF	2.5x
ONVIA.COM INC(2)	$(52.974)	1.0x*	0.4x*	0.8x*	0.8x*
REYNOLDS & REYNOLDS -CL A(3)	$2,507.104	15.3x	14.6x	14.3x	13.8x
DRIVERSSHIELD.COM CORP(4)	$15.624	NMF	NMF	NMF	NA
Low		15.3x	14.6x	14.3x	2.5x
High		15.3x	14.6x	14.3x	13.8x
Median		15.3x	14.6x	14.3x	8.2x
Mean		15.3x	14.6x	14.3x	8.2x
	EV / Revenue
	EV	3-YR Avg.	FYE	LTM	NFY
	(figures in millions)
EN POINTE TECHNOLOGIES INC(1)	$20.343	0.04x	0.06x	0.06x	NA
ONVIA.COM INC(2)	(52.974)	NMF*	NMF*	NMF*	NA*
REYNOLDS & REYNOLDS -CL A(3)	2,507.104	2.72x	2.50x	2.53x	2.50x
DRIVERSSHIELD.COM CORP(4)	15.624	1.14x	1.08x	0.98x	NA
Low		0.04x	0.06x	0.06x	NA
High		2.72x	2.50x	2.53x	NA
Median		1.14x	1.08x	0.98x	NA
Mean		1.30x	1.21x	1.19x	NA
Implied Multiples(4)		0.00x	0.00x	0.00x	0.00x
	EV / Total Assets (net of cash)
	EV	3-YR Avg.	FYE	LTM	NFY
	(figures in millions)
EN POINTE TECHNOLOGIES INC(1)	$20.343	0.22x	0.37x	0.28x	NA
ONVIA.COM INC(2)	$(52.974)	NMF*	NMF*	NMF*	NA*
REYNOLDS & REYNOLDS -CL A(3)	$2,507.104	2.41x	2.43x	2.46x	NA
DRIVERSSHIELD.COM CORP(4)	$15.624	6.00x	5.66x	7.30x	NA
Low		0.22x	0.37x	0.28x	NA
High		6.00x	5.66x	7.30x	NA
Median		2.41x	2.43x	2.46x	NA
Mean		2.88x	2.82x	3.35x	NA
Implied Multiples(4)		-0.09x	-0.11x	-0.10x	NA

* Excluded from the range.

Footnotes:

(1)
Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(2)
Projected financial figures are based on the Houlihan Lokey Howard & Zukin build-up method.

(3)
Projected financial figures are based on a Robertson Stephens report dated November 2, 2001.

(4)
No projections available.

Risk Analysis Rankings

Size (Revenue, millions)
REYNOLDS & REYNOLDS -CL A	$992.4
EN POINTE TECHNOLOGIES INC	$321.6
ONVIA.COM INC	$68.1
DRIVERSSHIELD.COM CORP	$15.9
Westland	$0.9
Historical Growth (2-Year EBITDA)
EN POINTE TECHNOLOGIES INC	NMF
ONVIA.COM INC	NMF
DRIVERSSHIELD.COM CORP	NMF
REYNOLDS & REYNOLDS -CL A	9.2%
Westland	(87.7)%
Profitability (EBITDA to Revenue)
REYNOLDS & REYNOLDS -CL A	22.1%
DRIVERSSHIELD.COM CORP	0.8%
Westland	(0.3)%
EN POINTE TECHNOLOGIES INC	(0.6)%
ONVIA.COM INC	(69.9)%
Size (Enterprise Value, millions)
REYNOLDS & REYNOLDS -CL A	$2,507.1
EN POINTE TECHNOLOGIES INC	$20.3
DRIVERSSHIELD.COM CORP	$15.6
ONVIA.COM INC	$(53.0)
Historical Growth (1-Year EBITDA)
EN POINTE TECHNOLOGIES INC	NMF
ONVIA.COM INC	NMF
DRIVERSSHIELD.COM CORP	NMF
REYNOLDS & REYNOLDS -CL A	8.4%
Westland	(62.3)%
Relative Depreciation (Depreciation to EBITDA)
DRIVERSSHIELD.COM CORP	288.2%
REYNOLDS & REYNOLDS -CL A	20.5%
ONVIA.COM INC	(44.4)%
EN POINTE TECHNOLOGIES INC	(72.7)%
Westland	(102.7)%

Historical Growth (2-Year Revenue)
ONVIA.COM INC	1092.9%
REYNOLDS & REYNOLDS -CL A	9.5%
Westland	1.9%
DRIVERSSHIELD.COM CORP	(0.4)%
EN POINTE TECHNOLOGIES INC	(26.1)%
Projected Growth(1) (1-Year EBITDA)
EN POINTE TECHNOLOGIES INC	NMF
ONVIA.COM INC	NMF
Westland	NMF
DRIVERSSHIELD.COM CORP	NA
REYNOLDS & REYNOLDS -CL A	NA
Internal Investment (Capital Expenditures to Revenue)
ONVIA.COM INC	5.5%
REYNOLDS & REYNOLDS -CL A	4.7%
DRIVERSSHIELD.COM CORP	1.3%
EN POINTE TECHNOLOGIES INC	0.4%
Westland	0.0%
Historical Growth (1-Year Revenue)
ONVIA.COM INC	443.0%
DRIVERSSHIELD.COM CORP	19.1%
REYNOLDS & REYNOLDS -CL A	8.6%
Westland	(6.7)%
EN POINTE TECHNOLOGIES INC	(26.1)%
Projected Growth (5-Year EPS)
ONVIA.COM INC	NA
DRIVERSSHIELD.COM CORP	NA
Westland	NA
REYNOLDS & REYNOLDS -CL A	6.6%
EN POINTE TECHNOLOGIES INC	(30.2)%
Liquidity (Current Ratio)
ONVIA.COM INC	6.0
REYNOLDS & REYNOLDS -CL A	5.6
DRIVERSSHIELD.COM CORP	2.5
EN POINTE TECHNOLOGIES INC	1.4
Westland	1.1
Projected Growth(1) (1-Year Revenue)
EN POINTE TECHNOLOGIES INC	NA
ONVIA.COM INC	NA
REYNOLDS & REYNOLDS -CL A	NA
DRIVERSSHIELD.COM CORP	NA
Westland	23.7%

Profitability (EBIT to Revenue)
REYNOLDS & REYNOLDS -CL A	17.6%
Westland	-0.6%
EN POINTE TECHNOLOGIES INC	-1.1%
DRIVERSSHIELD.COM CORP	-1.5%
ONVIA.COM INC	-100.9%
Leverage (Debt to EV)
EN POINTE TECHNOLOGIES INC	83.2%
REYNOLDS & REYNOLDS -CL A	12.9%
DRIVERSSHIELD.COM CORP	0.0%
ONVIA.COM INC	(8.8)%

(1)
Growth from 2001 to 2002.

Liquidation Analysis

Liquidation Analysis

Liquidation/Net Book Value

Reported as of 1/31/02
($ in millions)
Total Assets	$0.593
Total Liabilities	$1.259

Shareholder's Equity	$(0.666)

Physician Advantage Valuation Summary

Physician Advantage

Physician Advantage Valuation Summary

  Valuation Summary

          Enterprise Equity Value Indication from Operations

	Low	—	High
	(figures in millions, except per share values)
Transaction Indication
Universal Medical Alliance Proposed Acquisition of Physician Advantage	$0.000		$0.000
Income Approach
Discounted Cash Flow Methodology	$0.000	—	$0.000
Concluded Enterprise Equity Value on a Minority Interest Basis	$0.000	—	$0.000
Liquidation Value	$0.000		$0.000

Representative Levels

	Fiscal Year Ended December 31,
				LTM Ended 12/31/01	NFY(2) 2002
	1998	1999	2000
	(figures in millions)
Reported Revenue	$0.249	$0.374	$0.557	$0.603	$0.562
Less: Cost of Goods Sold	0.000	0.000	0.000	0.000	0.000

Gross Profit	$0.249	$0.374	$0.557	$0.603	$0.562
Less: Selling, General & Administrative	1.068	1.129	1.421	0.501	0.380
Less: Other Operating Expenses	0.000	0.000	0.000	0.000	0.047
Add: Depreciation and Amortization	0.089	0.070	0.049	0.047	0.047
Add: Adjustments(1)	0.000	0.000	0.000	0.000	0.000

Adjusted EBITDA	$(0.729)	$(0.685)	$(0.815)	$0.149	$0.182
Less: Depreciation and Amortization	0.089	0.070	0.049	0.047	0.047

Adjusted EBIT	$(0.819)	$(0.756)	$(0.864)	$0.101	$0.135
Less: Interest Expense	0.094	0.155	0.273	0.261	0.000

Adjusted Pre-tax Income	$(0.913)	$(0.911)	$(1.137)	$(0.159)	$0.135
Less: Taxes @ 40.0%	(0.365)	(0.364)	(0.455)	(0.064)	0.054
Adjusted Net Income	$(0.548)	$(0.547)	$(0.682)	$(0.096)	$0.081
Add: Depreciation and Amortization	0.089	0.070	0.049	0.047	0.047

Adjusted Cash Flow	$(0.458)	$(0.476)	$(0.633)	$(0.048)	$0.128
Net Book Value (tangible)	$(1.023)	$(1.782)	$(2.919)	$(3.070)	NA
Total Assets(2)	$0.651	$0.298	$0.315	$0.321	NA

Footnotes:

(1)
Adjustments:

Operating One-Time Charges/(Gains)	$0.000	$0.000	$0.000	$0.000	$0.000
Non-Operating Recurring Expenses/(Income)	0.000	0.000	0.000	0.000	0.000
Other Adjustments	0.000	0.000	0.000	0.000	0.000

Total Adjustments	$0.000	$0.000	$0.000	$0.000	$0.000
(2)
Net of Cash & Cash Equivalents.

Discounted Cash Flow Methodology

Discounted Cash Flow Methodology

Discounted Cash Flow Summary

	Enterprise Value Range	Probability(1)
Going Concern Discounted Cash Flow	$0.731 - $1.180	80%
Discounted Cash Flow Assuming Tenet Contract is Not Renewed	$0.085 - $0.085	20%
Probability Adjusted Conclued Enterprise Value (Rounded)	$0.600 - $0.960

Less: Interest-Bearing Debt	$2.503 - $2.503
Add: Cash	$0.041 - $0.041
Total Value of Equity	($1.862) - ($1.502)
Concluded Equity Value	$0.000

(1)
Per Physician Advantage management.

Going Concern Discounted Cash Flow Valuation—Gordon Growth

Projected Fiscal Year Ending December 31, 2002(1)
(figures in millions)
EBIT	$0.108
Less: Taxes	0.043

Debt-Free Earnings	$0.065
Less: Capital Expenditures	0.000
Less: Working Capital Requirements(3)	0.000
Add: Depreciation and Amortization	0.043

Total Net Investment	$0.043

Net Debt-Free Cash Flows:	$0.108
Discount Period	0.46
Discount Factor @ 11.0%	0.95

Present Value of Net Debt-Free Cash Flows:	$0.103

Sensitivity Analysis: Enterprise Value

	Gordon Growth Rate
Discount Rate	1.0%	2.0%	3.0%	4.0%	5.0%
9.0%	$0.891	$1.013	$1.174	$1.401	$1.741
10.0%	$0.800	$0.895	$1.017	$1.180	$1.408
11.0%	$0.728	$0.804	$0.899	$1.022	$1.185
12.0%	$0.668	$0.731	$0.807	$0.903	$1.026
13.0%	$0.618	$0.671	$0.734	$0.811	$0.907
Range of Selected Enterprise Values		$0.731 - $1.180

DCF Assumptions
Discount Rate	11.0%
Tax Rate	40.0%
Gordon Growth Assumptions
Terminal Cash Flow (3.0% Growth Rate)	$0.067
Gordon Growth Rate	3.0%
Terminal Value	$0.835
Discount Period	0.46
Discount Factor @ 11.0%	0.95

PV of Terminal Value	$0.796
Distribution of Value
Period Cash Flow	11.4%
Terminal Cash Flow	88.6%

Total	100.0%

(1)
Projections provided by management. 2002 represents the 11 months ending December 31, 2002.

(2)
Adjusted depreciation and amortization to equal capital expenditures in the terminal year.

(3)
We assumed no increase in working capital requirements based on historical trends.

Discounted Cash Flow Valuation Assuming Liquidation at Termination of Tenet Contract (End of October 2002)

	Projected Fiscal Year Ending December 2002(1)	Total Cash Flows
	(figures in millions)
EBIT	$0.088
Less: Taxes	0.035

Debt-Free Earnings	$0.053
Less: Capital Expenditures	0.000
Less: Working Capital Requirements (2)	0.000
Add: Depreciation and Amortization	0.035

Total Net Investment	$0.035

Net Debt-Free Cash Flows:	$0.088
Discount Period	0.38
Discount Factor @ 11.0%	0.96

Present Value of Net Debt-Free Cash Flows:	$0.085	$0.085

Present Value of Net Debt-Free Cash Flows	$0.085
Book Value as of 9/30/01	0.000

Total Value of Physician Advantage Assuming Termination of Tenet Contract	$0.085

(1)
Projections provided by management. 2002 goes through the end of October, at which time management indicated the Company's contract with Tenet expires and is up for renewal.

(2)
We assumed no increase in working capital requirements based on historical trends.

Transaction Indication

Transaction Indication

Date	Target	Acquiror	Description	Purchase Price (Control)
Currently Negotiating	Physician Advantage	Invinity Systems	Invinity Systems, an affiliate of United Medical Alliance Corp., proposed to purchase the Company's assets for cash of $250K, a note for $250K due 90 days after the closing, and common stock of Invinity having a nominal value of $500K. Invinity is a privately held, early state company with minimal revenues and operating losses.	$1,000
	Conclusion:
	Purchase Price			$1.000
	Less: Debt			$2.503
	Add: Cash			$0.041

				$(1.462)
	Implied Equity Value			$0.000

Liquidation Analysis

Liquidation Analysis

Reported as of 1/31/02
Cash	$0.041
Accounts Receivable	$0.216
Prepaid Expense	$0.001

Total Current Assets	$0.258
Computer Equipment	$0.13
Furniture and Equipment	$0.015
Leasehold Improvements	$0.003
Accumulated Depreciation	$(0.069)

Net Fixed Assets	$0.074
Other Assets	$0.023
Trademark	$0.007

Total Assets	$0.362
Accounts Payable	$0.004
Accrued Expense	$0.084
Current Maturities	$0.832

Total Current Liabilities	$0.920
Loan Payable—WCI	$2.000
Other Current Liabilities	$0.505
Total Liabilities	$3.425
Capital	$(3.070)
Net Income	$0.007

Total Capital	$(3.063)
Total Liabilities and Capital	$0.362
Book Value	$(3.063)

Exhibits

Houlihan Lokey Acquisition of Minority Interest Study Summary

Westminster Capital

Houlihan Lokey Acquisition of Minority Interest Study Summary

  •
  The following chart highlights the 70 transactions analyzed.(1)

Acquisition of Minority Interest Study
Summary of Premiums (Discounts) Paid

		Median Premium (Discount)
Year	# of Transactions	1 Day	1 Week	1 Month
2001	1	12.5%	11.7%	14.5%
2000	7	24.5%	37.0%	34.3%
1999	9	39.0%	39.9%	41.2%
1998	10	10.5%	19.0%	14.6%
1997	18	27.3%	27.8%	30.7%
1996	8	16.7%	15.2%	17.3%
1995	9	25.8%	23.1%	25.3%
1994	8	33.2%	36.0%	31.5%

Total	70
High		276.9%	290.0%	290.0%
Low		-8.5%	-11.6%	-40.6%
Median		25.6%	25.4%	28.7%
Mean		31.6%	33.6%	35.8%
  •
  For the 70 transactions analyzed, the median implied premium calculated by comparing the final offer price to the price of the Target's stock one week prior to announcement was 25.4 percent.

(1)
See the "Acquisition of Minority Interest Study" section for further detail on each transaction within the Study.

  •
  Based on the transactions analyzed in Houlihan Lokey's study, it appears that the magnitude of the premiums paid by Controlling Stockholders when acquiring a minority interest is somewhat influenced by the percentage of stock that the Controlling Stockholder is attempting to acquire, with smaller blocks commanding higher average premiums than larger blocks.

Acquisition of Minority Interest Study
Analysis of Premiums (Discounts) Paid Relative to Size of Minority Interest Acquired

		Median Premium (Discount)
% Acquired	# of Transactions	1 Day	1 Week	1 Month
0 - 10%	5	35.4%	38.2%	32.5%
10 - 20%	26	26.1%	26.6%	27.2%
20 - 30%	8	28.3%	32.6%	36.5%
30 - 40%	16	15.6%	15.6%	15.6%
40 - 50%	15	19.2%	20.3%	24.0%

Total	70

  •
  In addition, in acquisitions where the aggregate purchase price exceeded $500.0 million, the average premiums paid were lower than the average premiums paid in smaller transactions.

Acquisition of Minority Interest Study
Analysis of Premium (Discounts) Paid Relative to Transaction Value

		Median Premium (Discount)
Transaction Value	# of Transactions	1 Day	1 Week	1 Month
Under $100MM	28	24.9%	25.3%	29.8%
$100 - $500MM	30	28.8%	29.0%	28.4%
Over $500MM	12	23.3%	22.9%	27.3%

Total	70
  •
  In 51 out of 70 transactions analyzed (72.9 percent), the consideration offered to the minority stockholders was cash, whereas in the balance of the transactions the consideration involved stock of the Controlling Stockholder.

  •
  Based on Houlihan Lokey's analysis, the lowest premiums were seen in transactions where all-stock consideration was offered to the Minority Stockholders.

Acquisition of Minority Interest Study
Analysis of Premium (Discounts) Paid Relative to Kind of Consideration

		Median Premium (Discount)
Type of Consideration	# of Transactions	1 Day	1 Week	1 Month
Cash	51	25.8%	27.0%	29.3%
Stock	10	14.7%	19.2%	22.2%
Combined	9	19.1%	22.4%	28.9%

Total	70

Houlihan Lokey Acquisition of Minority Interest Study

Houlihan Lokey Acquisition of Minority Interest Study

										Premium To Pre-Announce Date Stock Price
								Initial Offer Price/ Share	Final Offer Price/ Share	Initial Offer			Final Offer
Date Announced			Type of Consideration		Value of Transaction	% Shares Held at Announcement	% of Shares Acquired
	Target Name	Acquiror Name		Litigation						1 Day	1 Week	1 Month	1 Day	1 Week	1 Month
($ in millions except per share amounts)
02/15/01	Westfield America	Westfield America Trust	Cash Only	Yes	$270.0	56.9	43.1	$16.25	$16.25	12.5%	11.7%	14.5%	12.5%	11.7%	14.5%

09/21/00	Hertz Corp	Ford Motor Company	Cash Only	Yes	710.0	81.5	18.5	30.00	35.50	23.7%	20.6%	-4.2%	46.4%	42.7%	13.4%
08/30/00	AXA Financial	AXA Group	Cash & Stock	No	11,189.3	54.7	45.3	53.50	54.63	2.4%	7.5%	31.5%	4.6%	9.8%	34.3%
08/15/00	Infinity Broadcasting	Viacom Inc	Stock Only	Yes	12,500.0	64.3	35.7	32.89	40.04	-6.7%	-12.1%	-7.0%	13.6%	7.0%	13.2%
07/09/00	Life Technologies	Invitrogen	Cash & Stock	Yes	377.0	75.0	25.0	60.00	60.00	18.8%	22.4%	19.7%	18.8%	22.4%	19.7%
04/24/00	Cherry	CABO Acquisition	Cash Only	Yes	266.0	53.0	47.0	18.75	26.40	44.2%	38.2%	18.8%	103.1%	94.7%	67.3%
03/21/00	Travelers Property Casualty	Citigroup	Cash Only	Yes	2,430.0	85.0	15.0	41.50	41.95	23.2%	38.0%	33.6%	24.5%	39.5%	35.1%
03/16/00	Vastar Resources	BP Amoco	Cash Only	Yes	1,500.0	81.9	18.1	71.00	83.00	12.5%	17.2%	36.0%	31.5%	37.0%	59.0%

12/01/99	Boise Cascade Office Products	Boise Cascade	Cash Only	Yes	204.9	81.2	18.8	13.25	16.50	15.2%	22.5%	27.7%	43.5%	52.6%	59.0%
03/30/99	PEC Israel Economic	Discount Investment	Cash Only	Yes	320.0	81.4	18.7	30.00	36.50	1.1%	1.1%	3.2%	22.9%	22.9%	25.6%
06/03/99	Genentech	Roche Holding	Cash Only	No	4,300.0	65.0	35.0	82.50	82.50	276.9%	290.0%	290.0%	276.9%	290.0%	290.0%
05/21/99	ThermoSpectra	Thermo Instrument Systems	Cash Only	No	19.4	85.5	14.5	16.00	16.00	39.1%	43.8%	61.0%	39.1%	43.8%	61.0%
05/07/99	J Ray McDermott	McDermott International	Cash Only	No	513.0	63.0	37.0	35.62	35.62	16.8%	13.1%	19.2%	16.8%	13.1%	19.2%
05/05/99	Thermo Power	Thermo Electron	Cash Only	No	30.9	69.3	30.7	12.00	12.00	5.5%	-1.5%	41.2%	5.5%	-1.5%	41.2%
03/24/99	Knoll	Warburg Pincus Ventures	Cash Only	Yes	496.0	60.0	40.0	25.00	28.00	63.9%	35.6%	30.7%	83.6%	51.9%	46.4%
03/08/99	LabOne	Lab Holdings	Cash & Stock	No	33.1	80.5	19.5	12.75	12.75	19.1%	19.5%	20.5%	19.1%	19.5%	20.5%
02/24/99	Industrial Scientific	Investor Group	Cash Only	No	26.0	67.7	32.3	28.50	28.50	39.0%	39.9%	39.0%	39.0%	39.9%	39.0%

10/27/98	Citizens	Allmerica Financial	Cash Only	Yes	212.4	83.2	16.8	29.00	33.25	5.2%	2.2%	5.5%	20.6%	17.2%	20.9%
10/21/98	Capital Factors Holdings	Union Planters	Cash Only	No	16.6	92.3	7.7	17.50	17.50	6.7%	8.9%	2.9%	6.7%	8.9%	2.9%
09/29/98	Newmont Gold	Newmont Mining	Stock Only	Yes	264.8	93.8	6.2	24.28	25.37	-9.2%	15.6%	63.2%	-5.2%	20.8%	70.6%
09/23/98	Ryerson Tull	Inland Steel Industries	Stock Only	Yes	61.2	86.4	13.6	10.80	11.44	-13.6%	-16.5%	-43.9%	-8.5%	-11.6%	-40.6%
08/24/98	Tele-Commun	Liberty Media	Stock Only	Yes	379.1	83.0	17.0	22.00	22.00	4.8%	1.1%	-4.6%	4.8%	1.1%	-4.6%
04/30/98	Mycogen	Dow AgroSciences	Cash Only	No	355.2	69.0	31.0	20.50	28.00	3.8%	2.5%	12.5%	41.8%	40.0%	53.7%
03/10/98	IP Timberlands	IP Forest Resources	Cash Only	No	99.5	84.4	15.6	13.63	13.63	33.0%	31.4%	2.4%	33.0%	31.4%	2.4%
01/22/98	BT Office Products	Buhrmann	Cash Only	Yes	138.1	70.0	30.0	10.50	13.75	1.2%	36.6%	34.4%	32.5%	78.9%	76.0%
01/21/98	NACT Telecommunications	World Access	Cash & Stock	No	53.1	67.3	32.7	17.50	17.50	9.8%	12.4%	27.3%	9.8%	12.4%	27.3%
01/08/98	Rayonier Timberlands	Rayonier	Cash Only	No	65.8	74.7	25.3	13.00	13.00	11.2%	25.3%	8.3%	11.2%	25.3%	8.3%

10/23/97	Brad Ragan	Goodyear Tire & Rubber	Cash Only	No	20.7	74.6	25.4	32.00	37.25	6.7%	3.2%	10.3%	24.2%	20.2%	28.4%
09/18/97	Guaranty National	Orion Capital	Cash Only	No	117.2	81.6	18.4	34.00	36.00	4.6%	17.0%	20.9%	10.8%	23.9%	28.0%
09/10/97	BET Holdings	Investor Group	Cash Only	Yes	462.3	61.0	39.0	48.00	63.00	14.6%	20.8%	22.3%	50.4%	58.5%	60.5%
08/29/97	Rexel	Rexel	Cash Only	Yes	302.0	50.6	49.4	19.50	22.50	3.3%	9.5%	5.4%	19.2%	26.3%	21.6%
07/09/97	Seaman Furniture	Investor Group	Cash Only	No	45.6	80.0	20.0	24.00	25.05	22.3%	22.3%	21.1%	27.6%	27.6%	26.4%
06/26/97	Rhone-Poulenc Rorer	Rhone-Poulenc	Cash Only	Yes	4,831.6	68.0	32.0	92.00	97.00	15.8%	16.5%	22.7%	22.1%	22.8%	29.3%
06/20/97	Wheelabrator Technologies	Waste Management	Cash Only	Yes	869.7	67.0	33.0	15.00	16.50	15.4%	16.5%	20.0%	26.9%	28.2%	32.0%
06/12/97	Bally's Grand	Hilton Hotels	Cash Only	No	42.6	85.0	15.0	52.75	52.75	35.3%	34.4%	36.6%	35.3%	34.4%	36.6%
06/03/97	Faulding	FH Faulding & Company	Cash Only	Yes	$77.3	62.0	38.0	$12.00	$13.50	11.6%	9.1%	32.4%	25.6%	22.7%	49.0%
06/02/97	Acordia	Anthem	Cash Only	No	193.2	66.8	33.2	40.00	40.00	12.7%	11.5%	26.5%	12.7%	11.5%	26.5%
05/22/97	Chaparral Steel	Texas Industries	Cash Only	No	72.8	85.0	15.0	14.25	15.50	10.7%	15.2%	23.2%	20.4%	25.3%	34.1%
05/14/97	Enron Global Power & Pipelines	Enron	Stock Only	No	428.0	52.0	48.0	32.00	35.00	5.8%	7.6%	13.3%	15.7%	17.6%	23.9%
04/07/97	North Carolina Railroad	North Carolina	Cash Only	No	70.7	75.0	25.0	66.00	66.00	68.2%	69.8%	71.4%	68.2%	69.8%	71.4%
02/28/97	American Financial Enterprise	American Financial	Cash or Stock	No	85.1	83.0	17.0	37.00	37.00	48.0%	48.0%	41.0%	48.0%	48.0%	41.0%
02/25/97	Fina	Petrofina	Cash & Warrant	Yes	257.0	85.3	14.7	60.00	64.75	19.7%	18.5%	19.4%	29.2%	27.9%	28.9%
02/20/97	NHP	Apartment Investment	Cash and/or Stock	No	114.5	55.0	45.0	20.00	25.88	30.1%	31.1%	21.2%	68.3%	69.7%	56.8%
01/21/97	Mafco Consolidated Group	Mafco Holdings	Cash Only	Yes	116.8	85.0	15.0	38.50	43.50	41.9%	41.9%	49.5%	60.4%	60.4%	68.9%

01/13/97	Zurich Reinsurance Centre	Zurich Versicherungs	Cash Only	Yes	319.0	66.4	33.6	36.00	39.50	17.1%	18.5%	12.5%	28.5%	30.0%	23.4%

12/17/96	Allmerica Property & Casualty	Allmerica Financial	Cash and/or Stock	Yes	816.9	59.5	40.5	29.00	33.00	1.8%	-0.9%	1.3%	15.8%	12.8%	15.3%
11/27/96	Central Tractor Farm & Country	JW Childs Equity Partners	Cash Only	No	56.7	64.5	35.5	14.25	14.25	17.5%	17.5%	22.6%	17.5%	17.5%	22.6%
10/03/96	LXE	Electromagnetic Sciences	Stock Only	No	14.8	81.0	19.0	13.13	14.43	22.1%	14.2%	19.4%	34.2%	25.5%	31.2%
08/26/96	Bankers Life Holding	Conseco	Stock Only	No	118.0	90.5	9.5	22.00	25.04	18.9%	21.4%	4.8%	35.4%	38.2%	19.2%
08/08/96	Roto-Rooter	Chemed	Cash Only	No	93.6	58.0	42.0	41.00	41.00	12.3%	12.3%	11.2%	12.3%	12.3%	11.2%
05/24/96	SyStemix	Novartis	Cash Only	Yes	107.6	72.2	27.8	17.00	19.50	54.5%	41.7%	38.8%	77.3%	62.5%	59.2%
04/29/96	Crocker Realty Trust	Highwoods Properties	Cash Only	No	76.1	77.0	23.0	11.05	11.05	10.5%	11.9%	14.8%	10.5%	11.9%	14.8%
03/29/96	Great American	Equity Holdings	Cash Only	Yes	63.3	87.9	12.1	50.00	50.00	6.7%	7.5%	7.2%	6.7%	7.5%	7.2%

09/26/95	SCOR US	SCOR	Cash Only	No	59.9	80.0	20.0	14.00	15.25	2.8%	5.7%	0.0%	11.9%	15.1%	8.9%
08/25/95	GEICO	Berkshire Hathaway	Cash Only	No	2,349.2	51.0	49.0	70.00	70.00	25.6%	23.1%	25.3%	25.6%	23.1%	25.3%
07/28/95	Ivey Properties	BAC	Cash Only	No	82.2	50.0	50.0	32.00	32.00	45.5%	45.5%	77.8%	45.5%	45.5%	77.8%
07/14/95	REN Corp-USA	COBE Laboratories	Cash Only	No	182.1	53.0	47.0	18.00	20.00	14.3%	8.3%	11.6%	27.0%	20.3%	24.0%
07/03/95	Jupiter National	Johnston Industries	Cash Only	No	30.5	55.0	45.0	29.50	33.97	9.3%	10.3%	27.6%	25.8%	27.0%	46.9%
04/07/95	LIN Broadcasting	McCaw Cellular Comm.	Cash Only	Yes	3,209.4	52.0	48.0	127.50	129.90	4.9%	4.7%	4.7%	6.9%	6.7%	6.7%
04/05/95	Club Med	Club Mediterranee	Cash Only	Yes	153.4	70.8	29.2	26.25	32.00	16.0%	14.8%	18.6%	41.4%	39.9%	44.6%
03/15/95	Ropak	LinPac Mouldings	Cash Only	No	28.5	57.0	43.0	11.00	11.00	6.0%	6.0%	2.3%	6.0%	6.0%	2.3%
02/06/95	Rust International	WMX Technologies	Cash Only	No	56.9	96.0	4.0	14.00	16.35	16.7%	20.4%	21.7%	36.3%	40.6%	42.2%

12/28/94	Fleet Mortgage Group	Fleet Financial Group	Cash Only	No	188.1	81.0	19.0	20.00	20.00	19.4%	19.4%	21.2%	19.4%	19.4%	21.2%
11/02/94	Pacific Telecom	PacifiCorp	Cash Only	Yes	159.0	86.6	13.4	28.00	30.00	15.5%	15.5%	15.5%	23.7%	23.7%	23.7%
09/08/94	Contel Cellular	GTE	Cash Only	No	254.3	90.0	10.0	22.50	25.50	26.8%	26.8%	16.9%	43.7%	43.7%	32.5%
08/24/94	Castle & Cooke Homes	Dole Food	Cash Only	No	81.5	83.3	16.7	14.00	15.75	20.4%	25.8%	38.3%	35.5%	41.6%	55.6%
07/29/94	Intergroup Healthcare	Foundation Health	Stock Only	No	255.7	62.6	37.4	65.00	65.00	36.8%	74.5%	47.7%	36.8%	74.5%	47.7%
06/30/94	EB	Parkway	Cash & Stock	No	12.5	51.3	48.7	14.59	17.66	11.1%	14.4%	26.8%	34.6%	38.5%	53.6%
06/06/94	Ogden Projects	Ogden	Stock Only	Yes	110.3	84.2	15.8	17.07	18.38	-1.8%	9.2%	11.9%	5.8%	17.6%	20.5%
02/17/94	Scripps Howard Broadcasting	EW Scripps	Stock Only	No	115.9	86.0	14.0	86.00	103.50	9.6%	11.0%	8.5%	31.8%	33.5%	30.6%

QuickLinks

  Exhibit 99(c)(2)
  Westminster Capital
  One Source Industries, LLC
  Matrix Visual Solutions
  Westland
  Physician Advantage
  Westminster Capital
Houlihan Lokey Acquisition of Minority Interest Study